EMPLOYMENT AGREEMENT


                  AGREEMENT made as of the ______ day of September, 1998, by and between THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation (hereinafter referred to as the "Company"), having a place of business at 439 East 82nd Street, New York, New York 10028 and FRANK T. FERRO, residing at _____________________ _____________________________________________ (hereinafter referred to as the "Employee").

                                                    WITNESSETH:

                  In consideration of the mutual covenants herein contained, the parties hereto agree as follows.

1.  Employment.

  The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept such employment, subject to the terms and conditions hereinafter set forth.

2. Term.

     The term of the Employee's employment hereunder, except if earlier terminated pursuant to Section 6 hereof, shall be for a period of three (3) years from the later of (i) September 15, 1998 and (ii) the date on which the Company completes a private placement conducted for it by Commonwealth Associates (the "CWA Financing") of non-performing convertible debt or equity with, provided the Company shall give at least 2 week's prior notice. The term shall then continue from year to year thereafter unless either party gives notice to the contrary to the other party not less than 90 days prior to the commencement of any such one year extension period.

     3. Duties.

     (a) During the continuance of this Agreement, the Employee agrees to devote his attention, full time and best efforts to the rendition of his services hereunder, which shall include such executive responsibilities as may be assigned to him from time to time by the Board of Directors of the Company, and, during the term, shall act as Treasurer, Chief Financial Office and a Vice President. Subject to the control of the Board of Directors, the Employee shall perform such executive duties as are assigned by the President.

     (b) The Employee shall be entitled to make personal investments, provided that none of the same are directly or indirectly competitive with the business of the Company and further provided that any such activities do not detract from the services to be rendered by the Employee hereunder. In addition, during the first year of the term, the Employee shall be entitled to complete pending projects for Deloitte & Touche, provided that such efforts do not materially interfere with his services to the Company, consume not more than 20% of his time in any week and not more than 10% of his time during the first year of the term

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     4. Compensation.

     In consideration of all of the services to be rendered by the Employee hereunder, the Employee shall be paid, and he agrees to accept compensation as follows:

     (a) Compensation during the first year of the term at an annual rate of Fifty Two Thousand Dollars ($52,000.00) including the value of the benefits set forth in Section 5, payable at least bi-weekly in arrears less applicable withholding taxes, subject to such increases, if any, as may be approved by the Board of Directors of the Company.

     (b) Compensation for the second and following years of the term at a rate equal to that being paid chief financial officers of New York metropolitan area based restaurant companies of a size similar to the Company. If the parties cannot agree on compensation for the second year of the term or any following year, at least 60 days before commencement of the same, either party can submit the issue to binding arbitration in New York City before one arbitrator under the rules of the American Arbitration Association, provided each party shall submit a salary figure to the arbitrator and the arbitrator shall be limited to determining which figure is closer to the standard set in the first sentence of this paragraph (b). Each party shall bear its own expenses in the arbitration. Pending the outcome of the arbitration, the salary amount there in effect shall remain in effect, subject to retroactive adjustment.

     (c) A performance bonus in accordance with the plan annexed hereto as Exhibit A.

     (d) An option, to be set forth in a separate agreement with customary terms, to purchase up to 300,000 shares of Common Stock of the Company at $0.75 per share, exercisable for a period of five (5) years, which option will vest as to one-third (1/3) of the number of shares covered thereby at the end of each one year period during the term.

     5. Benefits.

     (a) The Employee shall be entitled to such benefits as may be made available by the Company to its executives, including vacations, sick leave, medical and life insurance.

     (b) Except as hereinafter provided in Section 6 hereof, the Company shall pay the Employee, for any period during which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount equal to the compensation due him for such period less the aggregate amount of all income disability benefits which he may receive or to which he may be entitled under or by reason of (i) any group health or accident insurance plan of the Company; (ii) any applicable compulsory State disability law; (iii) the Federal Social Security Act; and (iv) any applicable workmen's compensation law or similar law.

     (c) The employee shall be entitled to reimbursement for expenses reasonably and necessarily incurred by him in the course of his duties, upon accounting therefor.

     6. Termination.

     (a) The term of this  Agreement may be ended prior to the date specified in
Section 2, under the following  conditions:

     (i) Upon the death of the Employee;

     (ii) Upon notice to the Employee of any act of fraud, embezzlement, misappropriation or gross failure to perform duties;

     (iii) Thirty (30) days after notice to the Employee of his breach of his duties hereunder (other than as set forth in (ii) above), unless such breach is fully remedied before the end of such thirty (30) day period; and

     (iv) If the Employee shall be both absent for a period of at least 90 days continuously or a total of 60 days within any 120 day period, and shall be so mentally or physically incapacitated or disabled as to be unable to perform his duties hereunder during such period and at the time of termination.

     (b) Upon any termination of this Agreement under Section 6(a), the Company shall not be obligated to pay any compensation or expenses or provide other benefits other than those accrued to the date of termination, and the Employee shall cease to hold all positions in the Company, and such termination shall constitute a voluntary resignation by the Employee of each office and directorship then held by him, and the Employee shall, if requested and if able, deliver to the Company confirmatory written resignations. The Employee shall also deliver to the Company all property of the Company which may then be in the Employee's possession.

     7. Non-Disclosure of Confidential Information. The Employee acknowledges that it is the policy of the Company to maintain as secret and confidential all information relating to its products, services and operations and the identity of suppliers, franchisees and customers (the "Confidential Information"), and the Employee further acknowledges that the Confidential Information is of substantial value to the Company. Accordingly, the Employee agrees that he will not, during or after the termination of this Agreement, disclose or use any Confidential Information other than in connection with the business of the Company.

     8. Non-Solicitation. The Employee agrees that for a period of two (2) years after termination of this Agreement, for any reason, he will not (a) solicit a business relationship with persons who are franchisees or customers of the Company on the date of termination which is directly or indirectly competitive with the business relationship of the Company with such persons, and (b) solicit the services of persons who are employees of the Company on the date of termination, or who were employed by the Company at any time within the period of one year prior to such termination.

     9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and shall be deemed given when delivered to a party or on the first attempted date of delivery after the same is mailed to a party, certified mail, return receipt requested, to the addresses set forth herein or such other address of which notice is given in accordance herewith.

     10. Modification and Waiver. This Agreement may not be changed or terminated orally but only in a writing signed by the parties hereto, and no waiver of a breach of any provision hereof shall be effective unless in writing signed by the party against whom enforcement is sought. No such waiver shall operate or be construed as a waiver of any subsequent breach of such provisions.

     11. Applicable Law. This Agreement shall be subject to and governed by the laws of the State of New York.

     12. Remedies. The Company, in addition to any other remedy or remedies to which it may be entitled, shall be entitled to obtain injunctive relief against any breach or threatened breach by the Employee of the provisions of Sections 7, 8 and 9 hereof. In the event of a dispute hereunder, the party prevailing shall be entitled to recover his or its reasonable expenses, including counsel fees, from the party no prevailing.

     13. Representation of Employee. The Employee hereby represents and warrants that the Employee is not bound by any contract, agreement, court order or decision which conflicts in any manner with the duties to be performed by the Employee hereunder or which would limit, in any respect, the right of the Employee to use any of the Employee's knowledge or experience in the performance of the Employee's duties hereunder.

     14. Board of Directors. This Agreement is subject to the approval of the Board of Directors, which must be given, if at all, within 10 days after the date this Agreement is signed and delivered by the Company.

     15. Captions. The underlined captions set forth herein are descriptive only, and shall not be deemed to be a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               THE RATTLESNAKE HOLDING
                                                  COMPANY, INC.


                                          By  _____________________________
                                                       Authorized Signature

                                          By  /s/Frank T. Ferro
                                              ------------------------------
                                              FRANK T. FERRO, Individually